Exhibit n(1)

THE MAINSTAY FUNDS	AMENDED AND RESTATED
MULTIPLE CLASS PLAN
PURSUANT TO RULE 18f-3

EXHIBIT A

(Amended and Restated as of June 17, 2013)

COMMON STOCK FUND

CONVERTIBLE FUND

GLOBAL HIGH INCOME FUND

GOVERNMENT FUND

HIGH YIELD CORPORATE BOND FUND

INCOME BUILDER FUND

INTERNATIONAL EQUITY FUND

LARGE CAP GROWTH FUND

MAP FUND

MONEY MARKET FUND

TAX FREE BOND FUND

UNCONSTRAINED BOND FUND

THE MAINSTAY FUNDS	AMENDED AND RESTATED
MULTIPLE CLASS PLAN
PURSUANT TO RULE 18f-3

EXHIBIT B

(Amended and Restated as of June 17, 2013)

Fund Name	Investor Class	Class A	Class B	Class C	Class I	Class R1	Class R2	Class R3	Class R6
Common Stock	•	•	•	•	•		•
Convertible	•	•	•	•	•
Global High Income	•	•	•	•	•
Government	•	•	•	•	•
High Yield Corporate Bond	•	•	•	•	•	•	•		•
Income Builder	•	•	•	•	•
International Equity	•	•	•	•	•	•	•	•
Large Cap Growth	•	•	•	•	•	•	•	•	•
MAP	•	•	•	•	•	•	•	•
Money Market	•	•	•	•
Tax Free Bond	•	•	•	•	•
Unconstrained Bond	•	•	•	•	•